New Leadership Structure for Viad's Travel & Recreation Group

Dykstra to Lead Business Unit

PHOENIX, Jan. 6, 2014 /PRNewswire/ -- Viad Corp (NYSE: VVI) announced today a new leadership structure for its Travel & Recreation Group. Michael Hannan, president of its Travel & Recreation Group and president of the Brewster Travel Canada (Brewster) business unit, has resigned for personal reasons and has left the company. Paul Dykstra, chairman, president and chief executive officer of Viad will lead the Travel & Recreation Group. David McKenna, vice president of hotels and attractions for Brewster, will assume the position of interim president of Brewster, reporting to Dykstra. Cynthia Ognjanov will continue to serve as the president of the Glacier Park, Inc. business unit (Glacier Park), and will assume the position of president of the Alaska Denali Travel business unit, also reporting to Dykstra. Hannan will be available to the company on a consulting basis to ensure a smooth leadership transition.

"Much has been accomplished during Michael's tenure as president of the Travel & Recreation Group, including the successful integration of four acquisitions, the completion of the Glacier Skywalk, a new world-class attraction in Jasper National Park, and the revitalization of the Brewster and Alaska Denali Travel brands," stated Dykstra. "We are grateful for his contributions and wish him all the best."

"It has been a great experience for me to lead the Viad Travel & Recreation Group through this exciting period of growth," stated Hannan. "I want to thank all of the Viad, Brewster, Glacier Park and Alaska Denali Travel employees who have worked so tirelessly to make the Travel & Recreation Group what it is today."

Dykstra concluded, "We believe the new leadership structure will serve the business well as we head into 2014. Although the grand opening of the Glacier Skywalk in May 2014 will help to offset the financial impact of the termination of our Glacier National Park concession contract, the business has in fact changed and we believe this streamlined structure aligns well with our go-forward needs. Dave McKenna and Cindy Ognjanov are both seasoned leaders with a proven track record of success within our Travel & Recreation Group and I am confident in their ability, and the ability of the entire Travel & Recreation Group team, to execute against our key operational, financial and strategic initiatives."

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists, Inc. and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc., and Alaska Denali Travel. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, as well as the timing of receipt of possessory interest and personal property payments in connection with the Glacier National Park concession contract, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Carrie Long
Investor Relations
(602) 207-2681
ir@viad.com

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